Exhibit 99.1

PRESS RELEASE

For information contact:

Jim Storey

Director, Investor Relations & Corporate Communications

704.973.7107

jstorey@horizonlines.com

HORIZON LINES COMPLETES COMPREHENSIVE REFINANCING

New Capital Structure Provides Opportunity for Significant Deleveraging

CHARLOTTE, NC, October 5, 2011 – Horizon Lines, Inc. (NYSE: HRZ) today announced that it has completed a comprehensive refinancing of the company’s entire capital structure. The new capital structure addresses the company’s financial needs by providing adequate liquidity to fund continuing operations and the ability to achieve substantial additional debt reduction.

“We now have a new capital structure that eliminates the refinancing uncertainty faced by our company over the past several months and better positions us for the future,” said Stephen H. Fraser, President and Chief Executive Officer. “We have put in place a solid financial foundation that affords us the opportunity to grow our business and significantly reduce debt over time.”

The terms of the recapitalization, which results in a $652.8 million financial restructuring, consist of the following:

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Certain holders of the 4.25% convertible senior notes due 2012 (the “2012 convertible notes”) and certain other parties purchased $225.0 million of 11.00% first-lien secured notes. The notes mature in October 2016, and are callable at 101.5% of the aggregate principal plus accrued and unpaid interest in year one, and at par plus accrued and unpaid interest thereafter.

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Certain holders of the 2012 convertible notes and certain other parties also purchased $100.0 million of second-lien secured notes, maturing in October 2016. The second-lien notes bear interest, payable semi-annually at a rate of 13.00% per annum if paid in cash, 14.00% per annum if paid 50% in cash and 50% in kind, and 15.00% per annum if paid in kind, at the company’s option. The $100.0 million amount includes second-lien notes that were issued in exchange for a $25.0 million bridge loan that was entered into in September 2011, with the remaining $75.0 million issued at par. The new second-lien secured notes are non callable for two years. After that, they are callable at 106% of the aggregate principal plus accrued and unpaid interest in year three, at 103% plus accrued and unpaid interest in year four, and at par plus accrued and unpaid interest thereafter.

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Additionally, the company and its subsidiaries entered into a new, $100.0 million, asset-based revolving credit facility arranged through Wells Fargo Capital Finance, LLC to provide liquidity for continuing operations. Availability under the ABL facility is based on a percentage of eligible accounts receivable, up to a maximum of $100.0 million. The ABL facility matures in October 2016, although the maturity will accelerate by 90 days if the first-lien notes and second-lien notes have not been repaid, refinanced or defeased by such date. The ABL facility bears interest at a floating rate based on a specified spread over LIBOR. The initial rate will be LIBOR plus 3.25%. No amounts were drawn at the closing date, although there were $19.1 million of outstanding letters of credit under the ABL facility, with $67.1 million available for borrowing.

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The company also completed its exchange offer and consent solicitation, in which $178.8 million of new 6.00% Series A convertible senior secured notes due April 15, 2017, $99.3 million of new 6.00% Series B mandatorily convertible senior secured notes, and $49.7 million of common stock and warrants, issued at $1.00 par value, were exchanged for the $327.8 million of 2012 convertible notes that were validly tendered in the exchange offer. In total, 99.3% of the $330.0 million of 2012 convertible notes were validly tendered in the exchange offer. Interest on the new notes is payable semi–annually in cash. The Series A Notes are convertible at the option of the holders, and at the company’s option under certain circumstances beginning on the one-year anniversary of their issuance, into shares of common stock or warrants, as described below. The Series B Notes are mandatorily convertible into shares of the company’s common stock or warrants in two equal installments of approximately $49.7 million each on the three-month and nine-month anniversaries of the consummation of the exchange offer, subject to certain conditions, as described below.

“We greatly appreciate the support of our note holders, previous lender group and the new lenders to facilitate this comprehensive and complex refinancing in an orderly and timely manner,” said Michael T. Avara, Executive Vice President and Chief Financial Officer. “We also are grateful to our teams of advisors from Kirkland & Ellis LLP and Moelis & Company for their expert advice, creativity and diligence through this arduous process. Our thanks further extends to Paul, Weiss, Rifkind, Wharton & Garrison LLP and Houlihan Lokey, who were the legal and financial advisors, respectively, to the holders of the 2012 convertible notes, for their important contributions.”

In the exchange offer, the company issued 25.1 million shares of common stock and 24.6 million warrants, based on the U.S. citizenship verifications of the participating 2012 convertible note holders.

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Under terms of the new notes, and subject to certain conditions (including, without limitation, having sufficient authorized shares of common stock and the continued listing of the common stock), the company has the right to convert the new Series B Notes into $49.7 million of common stock or warrants at approximately $0.73 per share after January 5, 2012, and another $49.7 million of common stock or warrants at approximately $0.73 per share after July 5, 2012. After October 5, 2012, subject to certain conditions (including, without limitation, having sufficient authorized shares of common stock and the continued listing of the common stock), the company has the right to convert into common stock or warrants the new Series A Notes at its option, in whole or in part, and from time to time, at approximately $0.45 per share, plus accrued and unpaid interest, provided that the 30-trading-day, volume-weighted average price of the common stock is at least $0.63 per share at the conversion date.

Proceeds from the first-lien notes and the second-lien notes were used, among other things, to satisfy in full the company’s obligations outstanding under its previous first-lien revolving credit facility and term loan, which totaled $265.0 in principal and $1.4 million in accrued interest and fees.

In connection with the consent solicitation noted above, holders of old notes consented to amend the indenture related to the 2012 convertible notes, and the company and the trustee executed a supplemental indenture, removing or amending substantially all of the restrictive covenants, as well as modifying certain of the events of default and various other provisions contained in the old indenture.

The company will file with the SEC a Current Report on Form 8-K containing copies of the various agreements described herein.

About Horizon Lines

Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. The company provides express trans-Pacific service between the U.S. West Coast and the ports of Ningbo and Shanghai in China, manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc., is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.

Forward Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “intend,” “expect,” “would,” “could,” “must,” “may,” and similar expressions or phrases identify forward-looking statements.

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Factors that may cause expected results or anticipated events or circumstances discussed in this press release to not occur or to differ from expected results include: our ability to maintain adequate liquidity to operate our business; our ability to refinance, repay, or extend our indebtedness when it becomes due; volatility in fuel prices; the cyclical nature of international shipping industry and resulting volatile changes in freight rates; decreases in shipping volumes; failure to comply with the terms of our probation imposed by the court in connection with our plea relating to antitrust matters; any new adverse developments relating to antitrust matters in any of our trades; failure to resolve or successfully defend pending and future civil antitrust claims or our pending securities litigation; government investigations related to environmental regulations including recordkeeping and reporting requirements for vessel generated pollution and any other government investigations and legal proceedings; suspension or debarment by the federal government; compliance with safety and environmental protection and other governmental requirements; increased inspection procedures and tighter import and export controls; repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act; our ability to remain Jones Act compliant because of changes in ownership; catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; and the aging of our vessels and unexpected substantial dry-docking or repair costs for our vessels.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. The forward-looking statements included in the press release are made only as of the date they are made and the company undertakes no obligation to update any such statements, except as otherwise required by applicable law. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on March 28, 2011, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

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